Exhibit 8.1

North Tower - Suite 200 2900 K Street NW Washington, DC 20007-5118 202.625.3500 tel 202.298.7570 fax

April 19, 2018

To the Addressees Listed

on Schedule One Attached Hereto

Re:	GM Financial Consumer Automobile Receivables Trust 2018-2 – Tax Opinion

Ladies and Gentlemen:

We have acted as tax counsel to AmeriCredit Financial Services, Inc. d/b/a GM Financial, a Delaware corporation (“GM Financial”), AFS SenSub Corp., a Nevada corporation (“AFS SenSub”) and GM Financial Consumer Automobile Receivables Trust 2018-2 (the “Issuer”), as to certain matters in connection with the issuance of the $244,000,000 Class A-1 2.30000% Asset Backed Notes (the “Class A-1 Notes”), $364,000,000 Class A-2-A 2.55% Asset Backed Notes (the “Class A-2-A Notes”), $75,000,000 Class A-2-B Floating Rate Asset Backed Notes (the “Class A-2-B Notes” and together with the Class A-2-A Notes, the “Class A-2 Notes”), $393,800,000 Class A-3 2.81% Asset Backed Notes (the “Class A-3 Notes”), $100,000,000 Class A-4 3.02% Asset Backed Notes (the “Class A-4 Notes”), $20,000,000 Class B 3.12% Asset Backed Notes (the “Class B Notes”), $18,750,000 Class C 3.31% Asset Backed Notes (the “Class C Notes” and collectively with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes, the “Publicly Offered Notes”) and $15,620,000 Class D 0.00% Asset Backed Notes (the “Class D Notes” and collectively with the Publicly Offered Notes, the “Notes”), which will be issued pursuant to an Indenture, dated as of April 19, 2018 (the “Indenture”), between the Issuer and Wells Fargo Bank, N.A., as Trustee (in such capacity, the “Trustee”) and Trust Collateral Agent (in such capacity, the “Trust Collateral Agent”) and the certificate which will be issued pursuant to a Trust Agreement, dated as of February 28, 2018, as amended and restated as of April 19, 2018 (the “Trust Agreement”), between AFS SenSub and Wilmington Trust Company, as Owner Trustee (the “Owner Trustee”). Capitalized terms not otherwise defined herein have their respective meanings as set forth in the Indenture.

AUSTIN     CENTURY CITY     CHARLOTTE     CHICAGO     DALLAS     HOUSTON     IRVING     LOS ANGELES

NEW YORK     ORANGE COUNTY     SAN FRANCISCO BAY AREA     SHANGHAI     WASHINGTON, DC

LONDON: KATTEN MUCHIN ROSENMAN UK LLP

A limited liability partnership including professional corporations

To the Addressees Listed

    on Schedule One Attached Hereto

April 19, 2018

The term “Prospectus” means the Preliminary Prospectus together with the Final Prospectus.

The term “Registration Statement” means (i) the Registration Statement on Form SF-3 (No. 333-220233), including the exhibits thereto, (ii) all documents incorporated by reference therein pursuant to Item 10 of Form SF-3 and (iii) any post-effective amendment filed and declared effective prior to the date of issuance of the Notes. The term “Preliminary Prospectus” means the preliminary prospectus, dated April 4, 2018 specifically relating to the Publicly Offered Notes, as filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424 of the Rules and Regulations (“Rules and Regulations”) of the Commission under the Securities Act of 1933, as amended. The term “Prospectus” means the prospectus, dated April 11, 2018 specifically relating to the Publicly Offered Notes, as filed with the Commission pursuant to Rule 424 of the Rules and Regulations.

As tax counsel, we have reviewed such documents as we have deemed appropriate for the purposes of rendering the opinions set forth below, including the Sale and Servicing Agreement, dated as of April 19, 2018 among the Issuer, GM Financial, AFS SenSub and the Trust Collateral Agent, the Indenture, the Trust Agreement (together, the “Governing Documents”), the Prospectus and other documents and matters of fact and law as we have deemed necessary for purposes of rendering the opinions set forth below. In addition, in conducting our analysis, we have relied on certain representations made to us by GM Financial and the underwriters.

We have examined the question of whether the Notes issued under the Indenture will constitute indebtedness for federal income tax purposes. Our analysis is based on the provisions of the Internal Revenue Code of 1986, as amended, and the Treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of tax counsel is not binding on the courts or the Internal Revenue Service (the “IRS”).

In general, whether a transaction constitutes the issuance of indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction pursuant to which they are issued rather than the form of the transaction or the manner in which the instruments are labeled. The IRS and the courts have set forth various factors to be taken into account in determining whether or not a transaction constitutes the issuance of indebtedness for federal income tax purposes, which we have reviewed as they apply to this transaction. Based on our review, the characteristics of the transaction strongly indicate that in economic substance the transaction is the issuance of indebtedness, the form of the transaction is an issuance of indebtedness, and the parties have stated unambiguously their intention to treat the transaction as the issuance of indebtedness for tax purposes.

Based on the foregoing, and such legal and factual investigations as we have deemed appropriate, we are of the opinion that for federal income tax purposes:

To the Addressees Listed

    on Schedule One Attached Hereto

April 19, 2018

(1) To the extent treated for U.S. federal income tax purposes as beneficially owned by a person other than GM Financial and its affiliates for such purposes, the Notes will constitute indebtedness, and not an ownership interest in the automobile loan contracts, nor an equity interest in the Issuer or in a separate association taxable as a corporation or other taxable entity.

(2) Assuming the parties comply with the terms of the Governing Documents, the Issuer will not be characterized as an association, or publicly traded partnership, taxable as a corporation.

(3) The statements in the Prospectus under the heading “Material Federal Income Tax Consequences,” as they relate to federal income tax matters and to the extent that they constitute matters of law or legal conclusions with respect thereto, accurately state all material federal income tax consequences of the purchase, ownership and disposition of the Notes to the original purchaser.

Except for the opinions set forth above, we express no opinion as to any other tax consequences of the transaction to any party under federal, state, local or foreign laws. This opinion is for the benefit of the addressees hereof and any subsequent transferee of the Notes, and it may not be relied on by any other party without our express consent in writing; provided, however, copies of this letter may be posted by the Issuer or GM Financial to a password protected website accessible by any non-hired “nationally recognized statistical rating organization” (a “NRSRO”) that provides to the Issuer or GM Financial the certification required by subsection (e) of Rule 17g-5 under the Securities Exchange Act of 1934, as amended (or any successor provision to such subsection) (“Rule 17g-5”), and agrees to keep this letter confidential as contemplated by Rule 17g-5; provided, that no such NRSRO will be entitled to rely on this letter, and each such NRSRO, by accessing a copy of this letter, will be deemed to have agreed to comply with the terms of this sentence and not to provide copies of this letter to any other person. We express no opinion on any matter not discussed in this letter, and we undertake no obligation to update the opinion contained herein after the date hereof. We place no limitations in this tax opinion, however, on the disclosure to the IRS of the tax structure or tax treatment of the transactions contemplated in the Governing Documents.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

SCHEDULE ONE

AmeriCredit Financial Services, Inc.

GM Financial Consumer Automobile Receivables Trust 2018-2

801 Cherry Street, Suite 3500

Fort Worth, Texas 76102

AFS SenSub Corp.

2215-B Renaissance Drive, Suite 10

Las Vegas, Nevada 89119

Wells Fargo Bank, N.A., as Trustee and Trust Collateral Agent

600 4th Street

MAC N9300-061

Minneapolis, Minnesota 55479

Wilmington Trust Company, as Owner Trustee

Rodney Square North

1100 North Market Street

Wilmington, Delaware 19890

Deutsche Bank Securities Inc. as Representative

60 Wall Street, 3rd Floor

New York, New York 10005

Credit Agricole Securities (USA) Inc.

1301 Avenue of the Americas

New York, New York 10019

Lloyds Securities Inc.

1095 Avenue of the Americas

New York, New York 10036

Scotia Capital (USA) Inc.

250 Vesey Street, 23rd & 24th Floors

New York, New York 10281

BMO Capital Markets Corp.

3 Times Square

New York, New York 10036

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park, 11th Floor

New York, New York 10036

Mizuho Securities USA LLC

320 Park Avenue, 12th Floor

New York, New York 10022

RBC Capital Markets, LLC

Three World Financial Center

200 Vesey Street

New York, New York 10281

Wells Fargo Securities, LLC

550 South Tryon Street, 6th Floor

MAC D1086-060

Charlotte, North Carolina 28202

Fitch Ratings, Inc.

33 Whitehall Street

New York, New York 10004

S&P Global Ratings

55 Water Street, 41st Floor

New York, New York 10041

Ernst & Young LLP

5 Times Square

New York, New York 10036